UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 24, 2006

SEALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-13895	34-1444240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 W. Slauson Ave., Culver City, California	90293
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 338-9757

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance SheetArrangement of a Registrant

        On February 24, 2006, Sealife Marine Products, Inc., our wholly-owned subsidiary (“Sealife Marine”), entered into an Accounts Receivable and Trade Financing Purchase and Security Agreement with Avalon Funding Corporation (the “Factoring Agreement”). Pursuant to the terms of the Factoring Agreement, Sealife Marine may offer for sale, and Avalon Funding may purchase, Sealife Marine’s accounts receivable on an account by account basis. The Factoring Agreement has an initial term of twelve (12) months.

        The effective purchase price of each account receivable will be the gross invoice amount of such account receivable, less Avalon Funding’s factoring commission. Eighty Percent (80%) of the gross invoice amount of each purchased receivable will be advanced to Sealife Marine upon sale. The balance of each gross invoice amount, less the factor's discount, will be paid to Sealife Marine upon collection, subject to offset rights provided in the Factoring Agreement. In the event that a purchased receivable is not collected by Avalon Funding within thirty (30) days from purchase, Sealife Marine will accrue an additional factoring fee, unless such purchased receivable is repurchased by Sealife Marine. A repurchase may be caused by the election of either Sealife Marine or Avalon Funding.

        As security for SeaLife Marine’s obligations under the Factoring Agreement, Sealife Marine granted Avalon Funding a security interest in substantially all of its assets.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 2, 2006	SEALIFE CORPORATION
/S/ ROBERT A. MCCASLIN _______________________________________________ Robert A. McCaslin, Chief Executive Officer and Chief Financial Officer

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